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                                                                    EXHIBIT 23.7

                           CONSENT OF STEVEN C. GOOD

    I hereby consent to being named a proposed director or Arden Realty Group, Inc. and to the use of my name under the heading "MANAGEMENT" in the Prospectus which is part of this Registration Statement filed by Arden Realty Group, Inc. on Form S-11, and to the use of my name wherever appearing in this Registration Statement and the related Prospectus, and any amendments thereto.

Dated: July 16, 1996

                                                    /s/ STEVEN C. GOOD

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                                                      Steven C. Good